Exhibit 4(u)(2)

DEED OF EASEMENT AND RIGHT-OF-WAY GRANT

THIS DEED OF EASEMENT AND RIGHT-OF-WAY GRANT (this “Easement”) is made as of this 9th day of July, 2009, by Baltimore Gas and Electric Company, a corporation duly organized and existing under the laws of the State of Maryland (the “Company” or the “Grantor”), to Deutsche Bank Trust Company Americas, a banking corporation organized and existing under the laws of the State of New York including its permitted successors and assigns (the “Grantee”).

W I T N E S S E T H, that for and in consideration of the sum of Ten Dollars ($10.00), cash in hand paid, receipt whereof is hereby acknowledged, the Grantor does grant and convey unto the Grantee, with Special Warranty of Title, a non-exclusive easement and right-of-way in and over the following:

1. All real property, now owned or hereafter acquired by the Company, including, but not limited to the real property more particularly described on Exhibit A, attached hereto and made a part hereof, to place, replace, maintain, access, remove, sell or otherwise dispose of any of the Distribution Equipment (as hereinafter defined) on such real property to the extent necessary in the reasonable discretion of the Grantee for either the operation of the Distribution Equipment as part of an electric utility Distribution System (as hereinafter defined) or for the exercise or enforcement of the Grantee’s interest in such Distribution Equipment;

2. All real property, now leased or hereafter leased by the Company (or by any predecessor in interest to the interest of the Company in any such lease) (each, an “Underlying Lease”), only to the extent not prohibited by any applicable law or regulation, only to the extent permitted by each Underlying Lease, only to the extent of the term of each Underlying Lease, and only to the extent of the Company’s rights and obligations in and to each Underlying Lease, including, but not limited to the leases, if any, more particularly described on Exhibit A, attached hereto and made a part hereof, to place, replace, maintain, access, remove, sell or otherwise dispose of any of the Distribution Equipment (as hereinafter defined) on the real property that is subject to such Underlying Leases to the extent necessary in the reasonable discretion of the Grantee for either the operation of the Distribution Equipment as part of an electric utility Distribution System (as hereinafter defined) or for the exercise or enforcement of the Grantee’s interest in such Distribution Equipment; and

3. All easements and rights-of-way, now owned or hereafter granted to the Company (or to any predecessor in interest to the interest of the Company in any such easement or right-of-way) (each, an “Underlying Easement”), only to the extent not prohibited by any applicable law or regulation, only to the extent the Company’s interests are transferable under each Underlying Easement, and only to the extent of the Company’s rights and obligations in and to each Underlying Easement, including, but not limited to the easements and rights-of-way more particularly described on Exhibit A, attached hereto and made a part hereof, to place, replace, maintain, access, remove, sell or otherwise dispose of any of the Distribution Equipment (as hereinafter defined) on the real property that is subject to such Underlying Easements to the extent necessary in the reasonable discretion of the Grantee for either the operation of the Distribution Equipment as part of an electric utility Distribution System (as hereinafter defined) or for the exercise or enforcement of the Grantee’s interest in such Distribution Equipment.

Subject to the terms of any applicable Underlying Lease or any applicable Underlying Easement, this Easement shall be enforceable against any successor to, or transferee or assignee of, the Company’s interest in any real property interests described in clauses (1), (2) and (3) above and shall remain in full force and effect and shall be applicable as to all such real property interests notwithstanding any sale, assignment, transfer or other disposition of the Company’s interest in any such real property. Subject to the terms of any applicable Underlying Lease or any applicable Underlying Easement, this Easement (and the rights granted hereby) shall be transferable, in whole or in part, by the Grantee or any permitted transferee hereof (1) to any permitted successor to the Grantee or its permitted successors under the Indenture and Security Agreement dated as of July 9, 2009 of the Company to the Grantee (as amended from time to time, the “Indenture”), (2) to any purchaser of all or any portion of any Distribution Equipment so long as such purchaser uses such Distribution Equipment as part of an electric utility distribution system, and (3) subject to any prior transfers in the preceding clause (2), to the Company or its successors upon satisfaction and discharge of the Indenture.

As used herein, the term “Distribution Equipment” means all equipment and fixtures now or hereafter owned or leased by the Company as part of its electric utility Distribution System and included in the following subaccounts of electric utility distribution plant account (in each case within the meaning of the Uniform System of Accounts of the Federal Regulatory Commission (or any successor provisions thereto) and as more fully described in Exhibit B hereto), together with all such additional items of Distribution System equipment as may, by reason of technological advances, serve the same or similar functions and purposes:

•	station equipment;

•	storage battery equipment;

•	poles, towers and fixtures;

•	overhead conductors and devices;

•	underground conduit;

•	underground conductors and devices;

•	line transformers;

•	services;

•	meters;

•	installations on customers’ premises;

•	leased property on customers’ premises; and

•	street lighting and signal systems.

As used herein, the term “Distribution System” means all land, structures, conversion equipment, lines, line transformers, and other facilities employed between the primary source of supply (i.e., generating station, or point of receipt in the case of purchased power) and of delivery to customers, which are not includible in the Transmission System (as defined herein) whether or not such land, structures, and facilities are operated as part of a transmission system or as part of a distribution system. Stations which change electricity from transmission to distribution voltage shall be classified as distribution stations.

As used herein, the term “Transmission System” means (1) all land, conversion structures, and equipment employed at a primary source of supply (i.e., generating station, or point of receipt in the case of purchased power) to change the voltage or frequency of electricity for the purpose of its more efficient or convenient transmission; (2) all land, structures, lines, switching and conversion stations, high tension apparatus, and their control and protective equipment between a generating or receiving point and the entrance to a distribution center or wholesale point; and (3) all lines and equipment whose primary purpose is to augment, integrate or tie together the sources of power supply. Where poles or towers support both transmission and distribution conductors, the poles, towers, anchors, guys, and rights of way shall be classified as transmission system. The conductors, crossarms, braces, grounds, tiewire, insulators, etc., shall be classified as transmission or distribution facilities, according to the purpose for which used. Where underground conduit contains both transmission and distribution conductors, the underground conduit and right of way shall be classified as distribution system. The conductors shall be classified as transmission or distribution facilities according to the purpose for which used.

Notwithstanding anything herein to the contrary, the Company shall retain the right to use the real property which is subject to this Easement in any manner which shall not interfere with the use and enjoyment of the rights granted hereunder to the Grantee.

The Grantee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Easement. In no event shall the Grantee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Grantee has been advised of the likelihood of such loss or damage and regardless of the form of action, unless such loss or damage results from the Grantee’s gross negligence, willful misconduct, or bad faith.

The granting of this Easement is made and accepted subject to all applicable matters of record in the applicable land records and further subject to all matters that may exist on the ground as of the date hereof.

If any provision of this Easement shall be held to be invalid, illegal or unenforceable, the remaining provisions shall be binding upon the parties and shall be enforceable as though said invalid, illegal or unenforceable provisions were not contained herein.

This Easement may only be amended, and any provision hereof may only be waived, in writing by an amendment or waiver hereto executed by the Company and the Grantee, who may only so act in accordance with the Indenture (including Section 1308 thereof).

This Easement shall be governed by the laws of the State of Maryland.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, and its corporate seal to be hereunto affixed and attested, all as of the day and year first above written.

BALTIMORE GAS AND ELECTRIC COMPANY [SEAL]

By:	/s/ Christopher J. Budzynski
Name:	Christopher J. Budzynski
Title:	Vice President and Treasurer

ATTEST:

Executed by Baltimore Gas and Electric Company in the presence of:

/s/ Sean Klein

STATE OF MARYLAND	)
	)	SS.:
CITY/COUNTY OF ANNE ARUNDEL	)

On this 8th day of July, 2009, before me, a Notary Public within and for said County, personally appeared Christopher J. Budzynski, to me personally known to be Vice President and Treasurer of BALTIMORE GAS AND ELECTRIC COMPANY, a Maryland corporation, the corporation which executed the within instrument, and who, being by me duly sworn, did say that he/she is Vice President and Treasurer of BALTIMORE GAS AND ELECTRIC COMPANY, the corporation named in the foregoing instrument; that the seal affixed to said instrument is the corporate seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said Christopher J. Budzynski acknowledged to me said instrument to be the free act and deed of said corporation, and that said corporation executed the same.

/s/ Cathy Lynn Crouse
Notary Public, State of Maryland
Commission Expires: 1/1/2010

ATTORNEY CERTIFICATION

I HEREBY CERTIFY that the within instrument was prepared under my supervision and that I am an attorney licensed to practice law in the State of Maryland.

/s/ Andrew E. Skopp
Andrew E. Skopp, Esquire

EXHIBIT A

Description of Example Properties

EXHIBIT B

Definitions of Electric Utility Distribution Plant Subaccounts

Station equipment.

This account shall include installed station equipment, including transformer banks, etc., which are used for the purpose of changing the characteristics of electricity in connection with its distribution.

Items:

1. Bus compartments, concrete, brick and sectional steel, including items permanently attached thereto.

2. Conduit, including concrete and iron duct runs not part of building.

3. Control equipment, including batteries, battery charging equipment, transformers, remote relay boards, and connections.

4. Conversion equipment, indoor and outdoor, frequency changers, motor generator sets, rectifiers, synchronous converters, motors, cooling equipment, and associated connections.

5. Fences.

6. Fixed and synchronous condensers, including transformers, switching equipment, blowers, motors, and connections.

7. Foundations and settings, specially constructed for and not expected to outlast the apparatus for which provided.

8. General station equipment, including air compressors, motors, hoists, cranes, test equipment, ventilating equipment, etc.

9. Platforms, railings, steps, gratings, etc., appurtenant to apparatus listed herein.

10. Primary and secondary voltage connections, including bus runs and supports, insulators, potheads, lightning arresters, cable and wire runs from and to outdoor connections or to manholes and the associated regulators, reactors, resistors, surge arresters, and accessory equipment.

11. Switchboards, including meters, relays, control wiring, etc.

12. Switching equipment, indoor and outdoor, including oil circuit breakers and operating mechanisms, truck switches, disconnect switches.

Note: Rectifiers, series transformers, and other special station equipment devoted exclusively to street lighting service shall not be included in this account, but in account Street Lighting and Signal Systems.

Storage battery equipment.

This account shall include installed storage battery equipment used for the purpose of supplying electricity to meet emergency or peak demands.

Items:

1. Batteries, including elements, tanks, tank insulators, etc.

2. Battery room connections, including cable or bus runs and connections.

3. Battery room flooring, when specially laid for supporting batteries.

4. Charging equipment, including motor generator sets and other charging equipment and connections, and cable runs from generator or station bus to battery room connections.

5. Miscellaneous equipment, including instruments, water stills, etc.

6. Switching equipment, including end cell switches and connections, boards and panels, used exclusively for battery control, not part of general station switchboard.

7. Ventilating equipment, including fans and motors, louvers, and ducts not part of building.

Note: Storage batteries used for control and general station purposes shall not be included in this account but in the account appropriate for their use.

Poles, towers and fixtures.

This account shall include installed poles, towers, and appurtenant fixtures used for supporting overhead distribution conductors and service wires.

Items:

1. Anchors, head arm, and other guys, including guy guards, guy clamps, strain insulators, pole plates, etc.

2. Brackets.

3. Crossarms and braces.

4. Excavation and backfill, including disposal of excess excavated material.

5. Extension arms.

6. Foundations.

7. Guards.

8. Insulator pins and suspension bolts.

9. Paving.

10. [Omitted]

11. Pole steps and ladders.

12. Poles, wood, steel, concrete, or other material.

13. Racks complete with insulators.

14. Railings.

15. Reinforcing and stubbing.

16. Settings.

17. Shaving, painting, gaining, roofing, stenciling, and tagging.

18. Towers.

19. Transformer racks and platforms.

Overhead conductors and devices.

This account shall include installed overhead conductors and devices used for distribution purposes.

Items:

1. Circuit breakers.

2. Conductors, including insulated and bare wires and cables.

3. Ground wires, clamps, etc.

4. Insulators, including pin, suspension, and other types, and tie wire or clamps.

5. Lightning arresters.

6. Railroad and highway crossing guards.

7. Splices.

8. Switches.

9. [Omitted]

10. Other line devices.

Note: Conductors used solely for street lighting or signal systems shall not be included in this account, but in account Street Lighting and Signal Systems.

Underground conduit.

This account shall include installed underground conduit and tunnels used for housing distribution cables or wires.

Items:

1. Conduit, concrete, brick and tile, including iron pipe, fiber pipe, Murray duct, and standpipe on pole or tower.

2. Excavation, including shoring, bracing, bridging, backfill, and disposal of excess excavated material.

3. Foundations and settings specially constructed for and not expected to outlast the apparatus for which constructed.

4. Lighting systems.

5. Manholes, concrete or brick, including iron or steel frames and covers, hatchways, gratings, ladders, cable racks and hangers, etc., permanently attached to manholes.

6. [Omitted].

7. Pavement disturbed, including cutting and replacing pavement, pavement base, and sidewalks.

8. [Omitted].

9. Protection of street openings.

10. Removal and relocation of subsurface obstructions.

11. Sewer connections, including drains, traps, tide valves, check valves, etc.

12. Sumps, including pumps.

13. Ventilating equipment.

Note: Underground conduit used solely for street lighting or signal systems shall be included in account Street Lighting and Signal Systems.

Underground conductors and devices.

This account shall include installed underground conductors and devices used for distribution purposes.

Items:

1. Armored conductors, buried, including insulators, insulating materials, splices, potheads, trenching, etc.

2. Armored conductors, submarine, including insulators, insulating materials, splices in terminal chamber, potheads, etc.

3. Cables in standpipe, including pothead and connection from terminal chamber or manhole to insulators on pole.

4. Circuit breakers.

5. Fireproofing, in connection with any items listed herein.

6. Hollow-core oil-filled cable, including straight or stop joints, pressure tanks, auxiliary air tanks, feeding tanks, terminals, potheads and connections, etc.

7. Lead and fabric covered conductors, including insulators, compound-filled, oil-filled or vacuum splices, potheads, etc.

8. Lightning arresters.

9. [Omitted].

10. [Omitted].

11. Protection of street openings.

12. Racking of cables.

13. Switches.

14. Other line devices.

Note: Underground conductors and devices used solely for street lighting or signal systems shall be included in account Street Lighting and Signal Systems.

Line transformers.

A. This account shall include installed overhead and underground distribution line transformers and pole type and underground voltage regulators owned by the utility, for use in transforming electricity to the voltage at which it is to be used by the customer, whether actually in service or held in reserve.

B. [Omitted].

C. The records covering line transformers shall be so kept that the utility can furnish the number of transformers of various capacities in service and those in reserve, and the location and the use of each transformer.

Items:

1. [Omitted].

2. Transformer cut-out boxes.

3. Transformer lightning arresters.

4. Transformers, line and network.

5. Capacitors.

6. Network protectors.

Note: Line transformers used solely for street lighting or signal systems shall be included in account Street Lighting and Signal Systems.

Services.

This account shall include installed overhead and underground conductors leading from a point where wires leave the last pole of the overhead system or the distribution box or manhole, or the top of the pole of the distribution line, to the point of connection with the customer’s outlet or wiring. Conduit used for underground service conductors shall be included herein.

Items:

1. Brackets.

2. Cables and wires.

3. Conduit.

4. Insulators.

5. [Omitted].

6. Overhead to underground, including conduit or standpipe and conductor from last splice on pole to connection with customer’s wiring.

7. Pavement disturbed, including cutting and replacing pavement, pavement base, and sidewalks.

8. [Omitted].

9. Protection of street openings.

10. Service switch.

11. Suspension wire.

Meters.

A. This account shall include the cost installed of meters or devices and appurtenances thereto, for use in measuring the electricity delivered to its users, whether actually in service or held in reserve.

B. When a meter is permanently retired from service, the installed cost included herein shall be credited to this account.

C. The records covering meters shall be so kept that the utility can furnish information as to the number of meters of various capacities in service and in reserve as well as the location of each meter owned.

Items:

1. Alternating current, watt-hour meters.

2. Current limiting devices.

3. Demand indicators.

4. Demand meters.

5. Direct current watt-hour meters.

6. Graphic demand meters.

7. Installation, labor of (first installation only).

8. Instrument transformers.

9. Maximum demand meters.

10. Meter badges and their attachments.

11. Meter boards and boxes.

12. Meter fittings, connections, and shelves (first set).

13. Meter switches and cut-outs.

14. Prepayment meters.

15. Protective devices.

16. Testing new meters.

Note: This account shall not include meters for recording output of a generating station, substation meters, etc. It includes only those meters used to record energy delivered to customers.

Installations on customers’ premises.

This account shall include installed equipment on the customer’s side of a meter when the utility retains title to and assumes full responsibility for maintenance and replacement of such property. This account shall not include leased equipment, for which see account, Leased Property on Customers’ Premises.

Items:

1. Cable vaults.

2. Commercial lamp equipment.

3. Foundations and settings specially provided for equipment included herein.

4. Frequency changer sets.

5. Motor generator sets.

6. Motors.

7. Switchboard panels, high or low tension.

8. Wire and cable connections to incoming cables.

Leased property on customers’ premises.

This account shall include electric motors, transformers, and other equipment on customers’ premises (including municipal corporations), leased or loaned to customers, but not including property held for sale.

Street lighting and signal systems.

This account shall include installed equipment used wholly for public street and highway lighting or traffic, fire alarm, police, and other signal systems.

Items:

1. Armored conductors, buried or submarine, including insulators, insulating materials, splices, trenching, etc.

2. Automatic control equipment.

3. Conductors, overhead or underground, including lead or fabric covered, parkway cables, etc., including splices, insulators, etc.

4. Lamps, are, incandescent, or other types, including glassware, suspension fixtures, brackets, etc.

5. [Omitted].

6. Ornamental lamp posts.

7. Pavement disturbed, including cutting and replacing pavement, pavement base, and sidewalks.

8. [Omitted].

9. Posts and standards.

10. Protection of street openings.

11. Relays or time clocks.

12. Series contactors.

13. Switches.

14. Transformers, pole or underground.